Exhibit 99.1

Genworth Financial Reports Third Quarter 2005 Earnings

	Three months ended September 30th, (Unaudited)
	2005		2004
(Amounts in millions, except per share)	Total	Per diluted share	Total	Per diluted share
Net earnings	$307	$0.64	$271	$0.55
Net operating earnings	$311	$0.65	$269	$0.55
Weighted average diluted shares	481.1		490.4

Richmond, VA (October 14, 2005) – Genworth Financial, Inc. (NYSE: GNW) today reported net earnings for the third quarter of 2005 of $307 million, or $0.64 per diluted share. Net earnings for the third quarter of 2004 were $271 million, or $0.55 per diluted share.

Net operating earnings for the third quarter of 2005 were $311 million, or $0.65 per diluted share, compared to net operating earnings of $269 million or $0.55 per diluted share in the third quarter of 2004.

Earnings for the third quarter of 2005 included $24 million, or $0.05 per diluted share, of investment income related to bond calls, prepayments and partnership income.

Management believes that the presentation of net operating earnings enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers. However, net operating earnings should not be viewed as a substitute for net earnings prepared under U.S. generally accepted accounting principles (GAAP).

Detailed Earnings Release and Conference Call Information

Genworth will issue a detailed earnings release and third quarter financial supplement after the market closes on October 25, 2005 and will conduct a conference call on October 26 from 10 a.m. to 11 a.m. (EDT).

The conference call will be accessible via telephone and the Internet. The earnings release and financial supplement will be posted on the company’s website when released. Investors are encouraged to review all of these materials. The web cast will be available at www.genworth.com. To access the call by telephone, dial 1-800-599-9795 (U.S.) or 1-617-786-2905 (outside the U.S.), access code “Genworth”. A replay of the call will be available from 1 p.m. EDT on October 26 through November 9, 2005 at 1-888-286-8010 or 1-617-801-6888 (outside the U.S.), access code 56584034. The call will also be replayed at the company’s website during this same time period.

Use of Non-GAAP Measures

This press release includes the non-GAAP financial measure entitled “net operating earnings.” The company defines net operating earnings as net earnings from continuing operations, excluding after-tax net realized investment gains and losses (which can fluctuate significantly from period to period), changes in accounting principles and non-recurring, infrequent or unusual items. There were no non-recurring, infrequent or unusual items excluded from net operating earnings for the periods presented in this press release.

Management believes that analysis of net operating earnings enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers. However, net operating earnings should not be viewed as a substitute for GAAP net earnings. In addition, the company’s definition of net operating earnings may differ from the definitions used by other companies. The table at the end of this press release provides a reconciliation of net earnings to net operating earnings (as defined above) for the three months ended September 30, 2005 and 2004.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the company’s future business and financial performance. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially due to global political, economic, business, competitive, market, regulatory and other factors and risks, including the following:

•	Risks relating to our businesses, including interest rate fluctuations, downturns and volatility in equity markets, defaults in portfolio securities, downgrades in our financial strength and credit ratings, insufficiency of reserves, legal constraints on dividend distributions by subsidiaries, illiquidity of investments, competition, inability to attract or retain independent sales intermediaries and dedicated sales specialists, defaults by counterparties, foreign exchange rate fluctuations, regulatory restrictions on our operations and changes in applicable laws and regulations, legal or regulatory actions or investigations, political or economic instability, the failure or any compromise of the security of our computer systems and the occurrence of natural or man-made disasters;

•	Risks relating to our Protection and Retirement Income and Investments segments, including unexpected changes in mortality, morbidity and unemployment rates, accelerated amortization of deferred acquisition costs and present value of future profits, goodwill impairments, medical advances such as genetic mapping research, unexpected changes in persistency rates, increases in statutory reserve requirements, the failure of demand for long-term care insurance to increase as we expect and changes in tax and securities laws;

•

Risks relating to our Mortgage Insurance segment, including the influence of Fannie Mae, Freddie Mac and a small number of large mortgage lenders and investors, increased regulatory scrutiny of Fannie Mae and Freddie Mac resulting in possible regulatory changes, decreases in the volume of high loan-to-value mortgage originations, increases in mortgage insurance cancellations, increases in the use of simultaneous second mortgages and other alternatives to private mortgage insurance and reductions by lenders in the level of coverage they select, unexpected increases in mortgage insurance default rates or severity of defaults, deterioration in economic conditions, insufficiency of premium rates to compensate us for risks associated with mortgage loans bearing high loan-to-value ratios, increases in the use of captive reinsurance in the mortgage insurance market, changes in the demand for mortgage insurance that could arise as a result of efforts of large mortgage investors, legal or regulatory actions or investigations under applicable laws and regulations, including the Real Estate Settlement Practices Act and the Federal Fair Credit Reporting Act, potential liabilities in connection with contract underwriting services and growth in the European mortgage insurance market that is lower than we expect; and

•	Risks relating to our separation from GE, including the loss of benefits associated with GE’s brand and reputation, our need to establish our new Genworth brand identity quickly and effectively, the lack of comparability between our financial information for periods before the IPO and for periods after the IPO, the possibility that we will not be able to replace services previously provided by GE on terms that are at least as favorable, the possibility that in certain circumstances we will be obligated to make payments to GE under our tax matters agreement even if our corresponding tax savings either are delayed or never materialize, the possibility that in the event of a change in control of our company we would have insufficient funds to meet accelerated obligations under the tax matters agreement, GE’s control over certain tax matters that could have an impact on us, potential conflicts of interest with GE and GE’s engaging in the same type of business as we do in the future.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Genworth Financial

Genworth is a leading insurance holding company, serving the lifestyle protection, retirement income, investment and mortgage insurance needs of more than 15 million customers, and has operations in 24 countries, including the U.S., Canada, Australia, the U.K. and more than a dozen other European countries. For more information, visit www.genworth.com.

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Contact Information:

Investors:	Jean Peters, 804.662.2693
jean.peters@genworth.com

Alicia Charity, 804.662.2248
alicia.charity@genworth.com

Media:	Neal McGarity, 804.662.2534
neal.mcgarity@genworth.com

RECONCILIATION TO NET OPERATING EARNINGS

(Amounts in millions, except per share data)

(Unaudited)

	Three months ended September 30,
	2005	2004
Net earnings	$307	$271
Net realized investment losses (gains), net of taxes	4	(2)

Net operating earnings	$311	$269

Net earnings per common share:
Basic	$0.65	$0.55

Diluted	$0.64	$0.55

Net operating earnings per common share:
Basic	$0.66	$0.55

Diluted	$0.65	$0.55

Weighted-average common shares outstanding:
Basic	470.7	489.6

Diluted	481.1	490.4